Exhibit 99.1

Investor Relations Contacts:

Keith Terreri, Vice President - Finance & Treasurer

Jim Mathias, Director - Investor Relations

214-570-4641

investor_relations@metropcs.com

MetroPCS Releases First Quarter 2009 Subscriber Results

First Quarter 2009 Subscriber Highlights Include:

•	Quarterly consolidated net subscriber additions of approximately 684 thousand, highest quarterly net additions in company history

•	51% increase in year over year consolidated net additions

•	59% increase in year over year consolidated gross additions

•	Quarterly Northeast Markets net subscriber additions of approximately 249 thousand

DALLAS (April 7, 2009) – MetroPCS Communications, Inc. (NYSE: PCS), the nation’s leading provider of unlimited wireless communications service for an affordable flat-rate with no signed contract, today announced selected subscriber information for the quarter ended March 31, 2009.

In the first quarter of 2009, on a consolidated basis, MetroPCS reported gross additions of over 1.5 million subscribers, which represents an increase of 59% over the first quarter of 2008. Churn for the first quarter of 2009 was 5.0% compared to 4.0% in the first quarter of 2008. One of the key drivers of the increase in churn was incremental gross additions of 857 thousand during the nine months ended December 31, 2008 as compared to the same period in 2007. MetroPCS ended the first quarter of 2009 with approximately 6.1 million subscribers, which includes net additions during the quarter of approximately 684 thousand subscribers, representing an increase of 51% over the first quarter of 2008. MetroPCS added over 1.6 million subscribers during the twelve months ended March 31, 2009, which is an increase of approximately 61% over the subscriber additions during the twelve months ended March 31, 2008.

“We are very pleased to report first quarter net additions of approximately 684 thousand, the highest quarterly net additions in company history. Building on the momentum in subscriber growth we reported during the fourth quarter of 2008 and with our concurrent launches of service in the New York City and Boston metropolitan areas, we are off to a very strong start for 2009. During the first quarter our subscriber growth was driven by our Northeast Markets as well as continued strength in our Core Markets. Our continued growth in a slowing economy is a result of our innovative unlimited wireless service offerings that are predictable, affordable and flexible, providing subscribers with a superior value proposition,” said Roger D. Linquist, MetroPCS’ Chairman, President and Chief Executive Officer.

Subscriber Metrics

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Three Months Ended June 30, 2008	Three Months Ended September 30, 2008	Three Months Ended December 31, 2008
Consolidated Market Subscribers
End of Period	6,050,527	4,414,519	4,598,049	4,847,314	5,366,833
Net Additions	683,694	451,733	183,530	249,265	519,519
Core Markets Subscribers
End of Period	5,697,581	4,414,519	4,598,049	4,802,692	5,262,682
Net Additions	434,899	451,733	183,530	204,643	459,990
Northeast Markets Subscribers
End of Period	352,946	—	—	44,622	104,151
Net Additions	248,795	—	—	44,622	59,529

The subscriber results of the first quarter of 2009 may not be reflective of subscriber results for any subsequent period.

Effective January 1, 2009, the Company implemented a change to the composition of its reportable segments under SFAS No. 131 “Disclosure About Segments of an Enterprise and Related Information.” As a result of this change, the Company now aggregates its thirteen operating segments as follows: the Core Markets include the Atlanta, Dallas/Ft. Worth, Detroit, Las Vegas, Los Angeles, Miami, Orlando/Jacksonville, Sacramento, San Francisco, and Tampa/Sarasota metropolitan areas and the Northeast Markets include the Boston, New York and Philadelphia metropolitan areas. The historical quarterly subscriber information presented in the table above has been restated to reflect this change.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of unlimited wireless communications service for a flat-rate with no signed contract. MetroPCS owns or has access to licenses covering a population of approximately 143 million people in the largest metropolitan areas in the United States, including New York City, Los Angeles, San Francisco, Dallas, Philadelphia, Atlanta, Detroit, Boston, Miami, Tampa, and Sacramento. MetroPCS ranked “Highest In Customer Satisfaction With Wireless Prepaid Service” in the J.D. Power and Associates third annual Prepaid Customer Satisfaction Study in July of 2008. As of March 31, 2009, MetroPCS had approximately 6.1 million subscribers. For more information please visit www.metropcs.com.

Forward-Looking Statements

This news release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this news release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “would,” “could,” “may,” “will,” “forecast,” and other similar expressions.

These forward-looking statements or projections are based on reasonable assumptions at the time they are made, including our current expectations, plans and assumptions that have been made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements or projections are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include:

•	the highly competitive nature of our industry;

•	the rapid technological changes in our industry;

•	an economic slow down or recession in the United States;

•	the state of the capital markets and the United States economy;

•	our exposure to counterparty risk in our financial agreements;

•	our ability to maintain adequate customer care and manage our churn rate;

•	our ability to sustain the growth rates we have experienced to date;

•	our ability to manage our rapid growth, train additional personnel and improve our financial and disclosure controls and procedures;

•	our ability to secure the necessary spectrum and network infrastructure equipment;

•	our ability to adequately enforce or protect our intellectual property rights and defend against suits filed by others;

•	governmental regulation of our services, and the costs of compliance and our failure to comply with such regulations;

•	our capital structure, including our indebtedness amounts;

•	changes in consumer preferences or demand for our products;

•	our inability to attract and retain key members of management; and

•	other factors described or referenced from time to time in our filings with the Securities and Exchange Commission.

The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements and projections, which are based on current expectations and speak only as of the date of this release. MetroPCS Communications, Inc. is not obligated to, and does not undertake a duty to, update any forward-looking statement or projection to reflect events after the date of this release, except as required by law. The results for the first quarter of 2009 may not be reflective of results for any subsequent period. MetroPCS does not plan to update nor reaffirm guidance except through formal public disclosure pursuant to Regulation FD.